Filed pursuant to Rule 424(b)(3)

Registration No. 333-261852

PROSPECTUS SUPPLEMENT NO. 13

(to Prospectus dated January 5, 2022)

Cadre Holdings, Inc.

27,483,350 Shares of Common Stock

This prospectus supplement supplements the prospectus dated January 5, 2022 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-261852). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission on June 8, 2023 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.  The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 27,483,350 shares of our common stock, $0.0001 par value per share (“Common Stock”). We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to the Prospectus and this prospectus supplement.

Our registration of the securities covered by the Prospectus and this prospectus supplement does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders may sell the shares of Common Stock covered by the Prospectus and this prospectus supplement in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

Our Common Stock is listed on The New York Stock Exchange under the symbol “CDRE”. On June 8, 2023, the closing price of our Common Stock was $20.00.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 11 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 8, 2023.

United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40698	38-3873146
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

13386 International Pkwy	32218
Jacksonville, Florida	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 741-5400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001	CDRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 5, 2023, Cadre Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Kanders SAF, LLC (the “Selling Stockholder”) and BofA Securities, Inc. (“BofA”), as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the secondary offering (the “Offering”) of 1,725,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), including the full exercise of the Underwriters' option to purchase an additional 225,000 shares of Common Stock, by the Selling Stockholder, at a price to the public of $19.00 per share. The Selling Stockholder is a limited liability company wholly-owned by Mr. Warren B. Kanders, who is the Chairman of the Company’s Board of Directors and the Chief Executive Officer of the Company.

The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder in the Offering.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, indemnification rights and obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments the Underwriters may be required to make in respect of these liabilities and to reimburse the Underwriters for certain expenses.

The shares of Common Stock were offered and sold pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-271328), which has been declared effective by the Securities and Exchange Commission (“Form S-3 Registration Statement”), as well as pursuant to a prospectus supplement, dated June 5, 2023, which supplemented the prospectus, dated June 1, 2023, included in the Form S-3 Registration Statement. The Offering was made only by means of a prospectus supplement and an accompanying prospectus.

The foregoing description of the material terms of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated as of June 5, 2023, by and among Cadre Holdings, Inc., the selling stockholder named therein, and BofA Securities, Inc., as representative of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2023

CADRE HOLDINGS, INC.

By:	/s/ Blaine Browers
Name:	Blaine Browers
Title:	Chief Financial Officer

Exhibit 1.1

EXECUTION VERSION

1,500,000 Shares

CADRE HOLDINGS, INC.

Common Stock

UNDERWRITING AGREEMENT

June 5, 2023

BOFA SECURITIES, INC.

As representative of the several Underwriters

named in Schedule I hereto

c/o BofA Securities, Inc.,

One Bryant Park,

New York, New York 10036

Ladies and Gentlemen:

Kanders SAF, LLC (the “Selling Stockholder”), a stockholder of Cadre Holdings, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as Representative (the “Representative”), an aggregate of 1,500,000 shares (the “Firm Shares”) of the common stock, par value $0.0001 per share, of the Company (“Common Stock”). The Selling Stockholder also proposes to sell to the several Underwriters, at the option of the Underwriters, up to an additional 225,000 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares”.

The Company and the Selling Stockholder confirm as follows their respective agreements with the Representative and the several other Underwriters.

1.              The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date (as defined herein) and each Option Closing Date (as defined herein), if any, that, except as otherwise disclosed in the Registration Statement (as defined herein), the Pricing Disclosure Package (as defined herein) and the Prospectus (as defined herein):

(a)                The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-271328) (the “Registration Statement”) covering the public offering and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Shares in accordance with the provisions of Rule 424(b) under the Securities Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Prospectus.” Any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement;

2

(b)               (1) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. (2) Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act Regulations, the Applicable Time, the Closing Date and each Option Closing Date, if any, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time and the Closing Date complied and will comply in all material respects with the requirements of the Securities Act Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. (3) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”);

(c)                For the purposes of this Agreement, the “Applicable Time” is 7:00 p.m. (Eastern time) on the date of this Agreement. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, on the Closing Date or any Option Closing Date, if any, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, the Closing Date and any Option Closing Date, if any, neither (A) any Issuer Free Writing Prospectus issued at or prior to the Applicable Time, the most recent Preliminary Prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”) nor (B) any individual Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), on the Closing Date or any Option Closing Date, if any, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with the Underwriter Information (as defined herein);

3

(d)               No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163;

(e)                The Company (A) has not engaged in any Testing-the-Waters Communication and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. “Testing-the- Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(f)                At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(g)               From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(h)               The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise;

4

(i)                 Each subsidiary of the Company (each, a “Subsidiary”) has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(j)                 The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights;

(k)               The Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the descriptions thereof contained in the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights;

(l)               This Agreement has been duly authorized, executed and delivered by the Company;

(m)               The sale of the Shares, the execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (2) result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or (3) result in a violation of any applicable statute or any applicable order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties, except in the case of (1) and (3) as would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, or where any failure to possess or any noncompliance would not, singly or in the aggregate, have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise;

5

(n)               To the Company’s knowledge, KPMG LLP, who have certified certain financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Securities Act and the Securities Act Regulations and the Exchange Act Regulations. The financial statements, together with related schedules and notes, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein (and except that unaudited financial statements may not contain certain disclosures and/or notes required by GAAP); and the summary financial data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been applied on a basis consistent with that of the financial statements included in the Registration Statement. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(o)               Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as disclosed or contemplated therein, (1) there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, and (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise;

6

(p)               Neither the Company nor any of the Subsidiaries is (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents), (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise;

(q)               Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it that is necessary to its respective business, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not unreasonably interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

(r)                Other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(s)                The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits;

7

(t)                 The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) necessary to carrying on their businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise;

(u)               No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise;

(v)               The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise;

(w)             The Company and each of its Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries in all material respects. The Company maintains a system of internal accounting controls designed to provide reasonable assurance that regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and directors of the Company and its Subsidiaries; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that could have a material effect on the financial statements;

8

(x)               Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and

(2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(y)               The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act in all material respects, and, to the knowledge of the Company, such disclosure controls and procedures are effective;

(z)                Subject to any permitted extensions, all United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, and except where the failure to do so would not reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise. Subject to any permitted extensions, the Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are, to the knowledge of the Company, adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(aa) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;

9

(bb) Neither the Company nor any of the Subsidiaries, to the Company’s knowledge, (1) is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (2) owns or operates any real property contaminated with any substance that is subject to any environmental laws, or (3) is liable for any off-site disposal or contamination pursuant to any environmental laws, nor are the Company or any Subsidiaries subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, in each case that would have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise; and the Company is not aware of any pending investigation which would lead to such a claim;

(cc) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise. No prohibited transaction, to the knowledge of the Company, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;

(dd) Neither the Company nor any of its Subsidiaries or any director, officer, employee thereof, or, to the Company’s knowledge, any agent, affiliate or representatives of the Company or any of its Subsidiaries, (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (2) made any direct or indirect unlawful payment to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for on behalf of any of the foregoing, or any political party or party official or candidate for political office) from corporate funds, (3) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (4) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment or promise to pay;

(ee) The operations of the Company and its Subsidiaries are and have, to the Company’s knowledge, been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or applicable guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

10

(ff) (1) Neither the Company nor any of its Subsidiaries or any director, officer, employee thereof, or, to the Company’s knowledge, any agent, affiliate or representatives of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are, (a) the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (b) located, organized or resident in a country or territory that is the target of Sanctions;

(2)               Unless authorized under the relevant Sanctions laws and regulations, the Company and its Subsidiaries will not, directly or indirectly, knowingly use the proceeds of the offering of the Shares, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the target of Sanctions; or (b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering pursuant to this Agreement, whether as underwriter, advisor, investor or otherwise);

(3)               Neither the Company nor its Subsidiaries have knowingly engaged in, nor are now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the target of Sanctions unless authorized under the relevant Sanctions laws and regulations. The “target of Sanctions” means: (i) any country or territory that is the subject of country-wide or territory-wide sanctions, including as of the date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, the non- government controlled areas of Kherson and Zaporizhzhia or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea, and Syria; (ii) a Person that is on the list of Specially Designated Nationals and Blocked Persons published by the Department of Treasury’s Office of Foreign Assets Control or any equivalent list of sanctioned persons issued by the United Nations Security Council, the European Union, and His Majesty’s Treasury; or (iii) a person or entity that is located in or organized under the laws of a country or territory that is identified as the subject of country-wide or territory wide sanction by the Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, and His Majesty’s Treasury;

(gg) (1) The Company and each of its Subsidiaries have materially complied, and are presently in material compliance, with their privacy and security policies and with all privacy- and data security-related contractual obligations, laws and regulations regarding their collection, use, transfer, storage, protection, disposal or disclosure of personally identifiable information or any other information collected from or provided by third parties; (2) the Company and its Subsidiaries have taken commercially reasonable steps to protect the information technology and computer systems, networks, hardware, software, data and databases within the control of the Company or its Subsidiaries (including any such data and information of its customers, employees, suppliers, vendors and any third party data) (collectively, “IT Systems and Data”); (3) the Company and its Subsidiaries have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery measures for their business, including, without limitation, for the IT Systems and Data and have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, substantially continuous operation, redundancy and security of its IT Systems and Data reasonably consistent with generally adopted industry standards and practices, or as required by applicable regulatory standards and has complied in all material respects, and, to the Company’s knowledge, are presently in compliance in all material respects, with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any governmental agency, and the Company’s and its Subsidiaries’ internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (4) to the Company’s knowledge, there has been no security breach, attack, unauthorized access or disclosure, or other compromise of any such IT Systems and Data;

11

(hh) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(ii) There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

(jj) The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(kk) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Registration Statement, the Pricing Disclosure Package and the Prospectus and, subject to compliance with Section 7 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

(ll) The statistical and market and industry-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reasonably reliable and accurate or represent in all material respects the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;

12

(mm) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by and on behalf of the Company to the Underwriters as to the matters covered thereby, effective only as of the dates therein provided; and

(nn) Neither the Company nor any of its Subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, except as would not have a material adverse effect.

2.              The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date, that, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus:

(a)                Except (1) as will have been obtained at or prior to the Closing Date and (2) registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under the Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, all consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Shares have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares;

(b)                 (i) Neither the Selling Stockholder, nor any director or officer thereof, or, to the Selling Stockholder’s knowledge, any employee, agent or controlled affiliate thereof, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official, or to any person in violation of any applicable anti-bribery and anti-corruption laws; (ii) the Selling Stockholder has conducted its businesses in compliance with applicable anti-bribery and anti-corruption laws and has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) the Selling Stockholder will not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws;

(c)                The operations of the Selling Stockholder are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Selling Stockholder with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Selling Stockholder, threatened;

13

(d)               Neither the Selling Stockholder nor any director or officer thereof, or, to the Selling Stockholder’s knowledge, any employee, agent or controlled affiliate of the Selling Stockholder, is a Person that is, or is owned or controlled by one or more Persons that are, (a) the target of any Sanctions, or (b) located, organized or resident in a country or territory that is the target of Sanctions;

(e)                The Selling Stockholder has not knowingly engaged in, nor is now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the target of Sanctions unless authorized under the relevant Sanctions laws and regulations. The “target of Sanctions” means: (i) any country or territory that is the subject of country-wide or territory-wide sanctions, including as of the date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, the non- government controlled areas of Kherson and Zaporizhzhia or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea, and Syria; (ii) a Person that is on the list of Specially Designated Nationals and Blocked Persons published by the Department of Treasury’s Office of Foreign Assets Control or any equivalent list of sanctioned persons issued by the United Nations Security Council, the European Union, and His Majesty’s Treasury; or (iii) a person or entity that is located in or organized under the laws of a country or territory that is identified as the subject of country-wide or territory wide sanction by the Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, and His Majesty’s Treasury;

(f)                The Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti- Money Laundering Laws or any applicable anti-bribery or anti-corruption laws;

(g)               On or prior to the date of the Prospectus, the Selling Stockholder has executed and delivered to the Underwriters a lock-up agreement substantially in the form of Exhibit A hereto;

(h)               The Selling Stockholder has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of its jurisdiction (or organization);

(i)                 The sale of the Shares, the execution of this Agreement by the Selling Stockholder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (2) result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Selling Stockholder, if the Selling Stockholder is not an individual, or (3) result in a violation of any applicable statute or any applicable order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Selling Stockholder of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

14

(j)                 Other than as disclosed in writing to the Underwriters prior to the date hereof, there are no affiliations or associations between any member of FINRA “participating in the offering” and the Selling Stockholder, and none of the proceeds received by the Selling Stockholder from the sale of the Shares will be paid to a member of FINRA “participating in the offering” or any affiliate of (or person “associated with”), as such terms are used in the rules of FINRA, such member;

(k)               The Selling Stockholder has, and immediately prior to the Closing Date will have, good and valid title to the Shares on such date free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(l)                 Upon (a) payment of the purchase price for the Shares to be sold or delivered in satisfaction of the sale by the Selling Stockholder pursuant to this Agreement (assuming such payment constitutes “value” as such term is used in Section 8-303 of the UCC), (b) delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Shares is unnecessary because such Shares are already in possession of, or registered on the Company’s share registry in the name of, Cede or such nominee), (c) registration of such Shares in the name of Cede or such other nominee (and the crediting of such Shares on the books of DTC to securities account (within the meaning of Section 8-501(a) of the Uniform Commercial Code then in effect in the State of New York (“UCC”)) of the Underwriters (assuming that neither DTC nor the Underwriters have notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC), and (d) the crediting of such Shares on the records of DTC to a security account in the name of the Underwriters (assuming that the Underwriters do not have notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Shares or any security entitlement in respect thereof), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Shares and (B) to the extent governed by Article 8 of the UCC, no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery (if necessary), registration (if necessary) and crediting occur, (I) the registration of such Shares in the name of Cede or another nominee designated by DTC, on the Company’s share registry will be in accordance with its Certificate of Incorporation, Bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) an appropriate entry to the account of the Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary;

15

(m)             The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(n)               There are no legal or governmental proceedings pending to which the Selling Stockholder is a party or of which any property of the Selling Stockholder is the subject which, if determined adversely to the Selling Stockholder, individually or in the aggregate, would prevent or impair the consummation of the transactions contemplated by this Agreement;

(o)               The sale of the Shares is not prompted by any material information concerning the Company or any Subsidiary that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(p)               To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein (which information is limited to and consists only of (A) the legal name, address and the number of common shares owned by the Selling Stockholder before and after the offering and (B) the other information with respect to the Selling Stockholder, which appears in the table (and corresponding footnotes) under the caption “Selling Stockholder”) (such information, the “Selling Stockholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(q)               The Selling Stockholder has not distributed and will not distribute any prospectus or other offering written materials in connection with the offering and sale of the Shares as contemplated hereunder (other than through the Underwriters);

16

(r)                Except as disclosed in the Prospectus, there are no contracts, agreements or understandings (other than this Agreement) between the Selling Stockholder and any person that would give rise to a valid claim against the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares; and

(s)                In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

3.              Subject to the terms and conditions herein set forth, (a) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $18.05 (the “Purchase Price”), the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Selling Stockholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares, the number of Option Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying (x) the number of Option Shares as to which such election shall have been exercised by (y) the fraction set forth in clause (a) above.

The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to 225,000 Option Shares, at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representatives to the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4.              It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

5.              The Selling Stockholder will deliver the Firm Shares to the Representative through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Selling Stockholder at the office of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, at 10:00 A.M., New York time, on June 8, 2023, or at such other time not later than seven full business days thereafter as Representative and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares. The Firm Shares so to be delivered will be in definitive or book-entry form, in such denominations and registered in such names as the Representative request and the certificates, if any, representing the Firm Shares will be made available for checking and packaging at the above office of Sullivan & Cromwell LLP at least 24 hours prior to the Closing Date.

17

Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date”, which may be the Closing Date, shall be determined by the Representative as provided above. The Selling Stockholder will deliver the Option Shares being purchased on each Option Closing Date to the Representative through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company, at the above office of Sullivan & Cromwell LLP, at 10:00 A.M., New York time on the applicable Option Closing Date. The Option Shares so to be delivered will be in definitive or book- entry form, in such denominations and registered in such names as the Representative requests and the certificates, if any, representing the Option Shares will be made available for checking and packaging at the above office of Sullivan & Cromwell LLP at least 24 hours prior to such Option Closing Date.

6.              The Company covenants and agrees with each of the Underwriters as follows:

(a)                The Company, subject to Section 6(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representative immediately, and confirm the notice in writing (which may occur by email), (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Pricing Disclosure Package or the Prospectus or any amended prospectus shall have been filed, to furnish the Representative with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Pricing Disclosure Package or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes; and (v) if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Shares within the meaning of the Securities Act and (B) completion of the 60-day restricted period referred to in Section 6(j) hereof. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

18

(b)               The Company will give the Representative notice of its intention to file any amendment to the Registration Statement, or any amendment, supplement or revision to the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)                The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 6(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

(d)               The Company has furnished or will upon written request deliver to the Representative, without charge, two signed copies of the Registration Statement as originally filed and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon your request, deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. (New York City time) on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                The Company will comply with the Securities Act and the Securities Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 6(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package and the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representative with notice of the occurrence of any event of which the Company is aware during the period specified above that may give rise to the need to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

19

(g)               The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h)               The Company will use commercially reasonable efforts to maintain the listing of the Common Stock (including the Shares) on the New York Stock Exchange.

(i)                 During a period of 60 days from the date of the Prospectus, and except as otherwise provided in any “lock-up” agreement, the Company will not, without the prior written consent of BofA Securities, Inc., (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (1) the Shares to be sold hereunder, (2) the issuance of options to acquire shares of Common Stock granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended, (3) the issuance of shares of Common Stock upon the exercise of any such options or (4) the issuance of shares of Common Stock in connection with one or more acquisitions and the filing of one or more registration statements on Form S-4 with respect to securities of the Company to be issued in connection with an acquisition; provided that the number of shares of Common Stock issued and registered pursuant to clause (4) does not exceed 5% of the number of shares of Common Stock outstanding immediately after the offering of the Shares pursuant to this Agreement.

20

(j)                 The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(k)               The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.

(l)                 During a period of five years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to you as soon as they are disseminated, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed. Notwithstanding anything to the contrary otherwise provided in this Agreement, the Company shall not be required to furnish any document whatsoever to the extent such document is available on EDGAR.

(m)             If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

7.              (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; the Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II hereto;

21

(b)               The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(c)                The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus conflicted or would materially conflict with the information in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative in writing, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in material conformity with the Underwriter Information.

8.              The Company and the Selling Stockholder covenant and agree with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, (a) the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s outside counsel, accountants and other outside advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be reasonably required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all reasonable expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(c) (such expenses not to exceed $5,000); (v) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares (such fees and disbursements of counsel not to exceed $10,000); (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing, or security entitlements for, the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) the Selling Stockholder will pay any transfer taxes payable in connection with its sale of the Shares to the Underwriters as well as any underwriting discounts, selling commissions and fees and disbursements of counsel for the Selling Stockholder.

22

9.              The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

(a)                The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Securities Act Regulations and in accordance with Section 6(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; no stop order suspending the use of the Registration Statement or any part thereof, the Pricing Disclosure Package or any part thereof, the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)               The respective representations and warranties of the Company and the Selling Stockholder contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and each of the Company and the Selling Stockholder shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c)                Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d)               (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed or contemplated therein, (1) there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or (2) there shall not have been any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, substantially on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

23

(e)                The Representative shall have received on and as of the Closing Date or Option Closing Date, as the case may be, a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, reasonably satisfactory to the Representative, to the effect (1) set forth in Sections 9(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and 9(c), (2) that none of the situations set forth in clause (i) or (ii) of Section 9(d) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

(f)                The Representative shall have received on and as of the Closing Date, a certificate of the Selling Stockholder, reasonably satisfactory to the Representative, to the effect set forth in Section 9(b) (with respect to the respective representations, warranties, agreements and conditions of the Selling Stockholder);

(g)               On the Closing Date or Option Closing Date, as the case may be, Kane Kessler, P.C., counsel for the Company and the Selling Stockholder, shall have furnished to the Representative their favorable written opinion, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters.

(h)	[Reserved.]

(i)                 On the date of this Agreement, KPMG LLP shall have furnished to the Representative a letter, dated the date of delivery thereof, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(j)                 On the Closing Date or Option Closing Date, as the case may be, the Representative shall have received from KPMG LLP a letter, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 9(g), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or the Option Closing Date, as the case may be.

(k)               On the Closing Date or Option Closing Date, as the case may be, Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to the Representative their favorable opinion, dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

24

(l)                 The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall be listed on the New York Stock Exchange.

(m)             FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(n)               The Representative shall have received “lock-up” agreements, each substantially in the form of Exhibit A hereto, signed by the persons listed on Schedule I I I hereto, and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(o)               On or prior to the Closing Date or Option Closing Date, as the case may be, the Company and the Selling Stockholder shall have furnished to the Representative such further information, certificates and documents as the Representative shall reasonably request.

(p)               On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by any of Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;

If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 13, by the Representative by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 13.

25

10.           (a) (i) The Company agrees to indemnify and hold harmless each Underwriter and its respective affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable fees of outside counsel and any and all reasonable out-of-pocket expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, and which are in each case documented by the incurring Underwriter), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information and (ii) the Selling Stockholder agrees to indemnify and hold harmless each Underwriter and its respective affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable fees of outside counsel and any and all reasonable out-of-pocket expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, and which are in each case documented by the incurring Underwriter), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any “issuer information”, in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder which constitutes Selling Stockholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, provided, however, that the Selling Stockholder will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of the Selling Stockholder pursuant to this subsection (a)(ii) shall not exceed the net proceeds after underwriting commissions and discounts but before deducting expenses from the sale of the Shares being sold by the Selling Stockholder.

26

(b)               Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Selling Stockholder, each of the directors of the Company and of the Selling Stockholder, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or the Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable fees of outside counsel and any and all reasonable out-of-pocket expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second and third paragraphs under the heading “Underwriting–Price Stabilization, Short Positions” and the information under the heading “Underwriting–Electronic Distribution” under the caption “Underwriting” (the “Underwriter Information”).

(c)                Promptly after receipt by an indemnified party under Section 10(a) or 10(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 10). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 10(a), shall be selected by Representative. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

27

(d)               If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or 10(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and the Selling Stockholder shall not be required to contribute any amount in excess of the amount by which the net proceeds (after deducting underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholder exceeds any damages which the Selling Stockholder has otherwise been required to pay by reason of untrue or alleged untrue statement or omission or alleged omission.

28

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 10(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                The obligations of the parties to this Agreement contained in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

11.           If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representative may make arrangements satisfactory to the Selling Stockholder for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representative the Selling Stockholder for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 13, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except as provided in Section 13. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

29

12.           Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 13, in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the- counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be or to enforce contracts for the sale of the Shares.

If this Agreement is terminated pursuant to this Section 12, such termination will be without liability of any party to any other party except as provided in Section 13 hereof.

13.           The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Stockholder and of the Representative and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter and/or the Representative, the Company, the Selling Stockholder or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 9, 11 or 12 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company and the Selling Stockholder shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 8, the respective obligations of the Company, the Selling Stockholder and the Underwriters pursuant to Section 10 and the provisions of Sections 11, 12 and 17 shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 6, Section 7 and Section 8 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 9 or otherwise because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholder shall be unable to perform their obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable and accountable out-of-pocket expenses (including the reasonable fees and expenses of its outside counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

30

14.           This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholder and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

15.           All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, Email: dg.ecm_execution_services@bofa.com, Attention: Syndicate Department, with a copy to: Email: dg.ecm_legal@bofa.com, Attention: ECM Legal. Notices to the Selling Stockholder shall be given to 250 Royal Palm Way, Suite 201, Palm Beach FL 33480, Attention: Warren B. Kanders. Notices to the Company shall be given to it at c/o Cadre Holdings, Inc., 13386 International Pkwy, Jacksonville, FL 32218, Attention: Blaine Browers.

16.           This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301- 309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

17.           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

18.           The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

19.           Each of the Company and the Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s- length commercial transaction between the Company and the Selling Stockholder on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the Selling Stockholder or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement, and (iv) the Company and the Selling Stockholder have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholder severally agree that each will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

31

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the offering, the Representative and the other Underwriters are not making a recommendation to you to participate in the offering, enter into this Agreement, or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.

20.           The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transaction for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

21.           Notwithstanding anything herein to the contrary, the Company and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

32

22.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

23.           The Company, the Selling Stockholder and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.           Recognition of the U.S. Special Resolution Regimes.

(a)                In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 24:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

33

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Stockholder and the Underwriters.

Very truly yours,

CADRE HOLDINGS, INC.

By:	/s/ Blaine Browers
	Name:	Blaine Browers
	Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

KANDERS SAF, LLC

By:	/s/ Warren B. Kanders
	Name:	Warren Kanders
	Title:	Sole Member

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

BOFA SECURITIES, INC.

By: /s/ Samuel Orme

Title: Managing Director

For itself and as Representative of the

other Underwriters named in Schedule I hereto

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
BofA Securities, Inc.	975,000
Jefferies LLC	315,000
B. Riley Securities, Inc.	210,000
Total:	1,500,000

Schedule I

SCHEDULE II

Free Writing Prospectuses and Other Documents

(a)	Free Writing Prospectuses

None.

(b)	Other Documents:

The public offering price per share for the Firm Shares is $19.00.

The number of Firm Shares purchased by the Underwriters is 1,500,000.

The number of Option Shares to be sold by the Selling Stockholder is 225,000.

Schedule II

SCHEDULE III

List of Persons and Entities Subject to Lock-up

Kanders SAF, LLC

Warren Kanders

Nick Sokolow

William Quigley

Hamish Norton

Deborah A. DeCotis

EXHIBIT A

LOCK-UP AGREEMENT

CADRE HOLDINGS, INC.

13386 International Pkwy

Jacksonville, FL 32218

BOFA SECURITIES, INC.

c/o BofA Securities, Inc.,

One Bryant Park,

New York, New York 10036

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Cadre Holdings, Inc., a Delaware corporation (the “Company”), Kanders SAF, LLC (the “Selling Stockholder”) and the several underwriters named therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), pursuant to a Registration Statement on Form S-3, the undersigned hereby agrees that from the date hereof and until 60 days after the public offering date set forth on the final prospectus used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 60 day period being referred to herein as the “Lock- Up Period”) the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock owned by the undersigned on the date hereof, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of BofA Securities, Inc., which consent may be withheld in BofA Securities, Inc.’s sole discretion.

Exhibit A-1

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by BofA Securities, Inc. to the Company (in accordance with Section 15 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the Lock-Up Period, it will give notice thereof to BofA Securities, Inc. and will not consummate such transaction or take any such action unless it has received written confirmation from BofA Securities, Inc. that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired or such transaction or action is otherwise permitted under this Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock without the prior written consent of BofA Securities, Inc.:

(i)	provided that each resulting transferee of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock executes and delivers to BofA Securities, Inc. an agreement satisfactory to BofA Securities, Inc. certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto:

(a)	as a bona fide gift or gifts;

(b)	to any trust or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(c)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity and (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributes shares of Common Stock or any security convertible into or exchangeable or exercisable for any shares of Common Stock to limited partners, limited liability company members or stockholders of the undersigned, or to any investment fund or other entity that controls or manages the undersigned;

(ii)	via transfer by testate succession or intestate succession;

(iii)	if the undersigned is an employee of the Company and transfers to the Company upon death, disability or termination of employment of such employee; or

(iv)	pursuant to an order of a court or regulatory agency.

provided that in the case of any transfer or distribution pursuant to clauses (i) through (ii) above, that no filing by the undersigned or any other person under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the Lock-Up Period.

Exhibit A-2

[Notwithstanding any provision herein to the contrary, nothing herein shall prevent the undersigned from (i) granting and maintaining a bona fide lien, security interest, pledge, hypothecation or other similar encumbrance to a recognized financial institution of shares of Common Stock having a value of up to $50,000,000 in connection with a loan to the undersigned and any subsequent transfers of such shares of Common Stock upon or following foreclosure upon such shares of Common Stock, and, (ii) making bona fide gifts of common stock having a value of up to $2,000,000, in each such case without the prior written consent of and/or notice to BofA Securities, Inc., and not subject to the limitations described.]

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 60 days after the Public Offering Date, without the prior written consent of BofA Securities, Inc. (which consent may be withheld in its sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock and

(b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

Any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Common Stock acquired by the undersigned in the open market on or after the Public Offering Date (except Common Stock acquired pursuant to a “friends and family” or directed share program) will not be subject to this Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before June 30, 2023.

Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Very truly yours,

Printed Name:
Date:

Exhibit A-3